UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2019

Liberty Tax, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1716 Corporate Landing Parkway

Virginia Beach, Virginia 23454

(Address of Principal Executive Offices, and Zip Code)

(757) 493-8855

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01	Other Events.

Notice of Settlement of the Virginia Derivative and Securities Litigation; Fee Hearing Information

The parties to the Virginia Action have agreed that all claims in the Virginia Action will be settled through the Virginia Court’s approval of the Delaware Court of Chancery’s approval of the Stipulation of Settlement in In Re: Liberty Tax, Inc. Stockholder Litigation, C.A. No. 2017-0883 (the “Delaware Action”), which will require the Company to implement certain corporate governance changes. (For further information concerning the settlement of the Delaware Action, please refer to the Company’s Form 8-K, dated April 9, 2019.) These corporate governance changes are set forth in full in the Stipulation and Agreement of Settlement and Release, which is attached as an exhibit to this Form 8-K. Plaintiff RSL and its counsel in the Virginia Action will make an application to the United States District Court (the “Virginia Court”) in the Virginia Action for an award of attorneys’ fees and expenses in the amount of $295,000, and a service award of $2,000 to Plaintiff RSL for its service to be paid out of the $295,000. This amount has been agreed to by and among the parties to the Virginia Action and, if approved by the Virginia Court, will be paid by the Company’s insurance carrier. The Virginia Court has scheduled a hearing to consider the application by Plaintiff RSL’s Counsel for an award of attorneys’ fees and expenses (the “Fee Approval Hearing”).

The Fee Approval Hearing will be held before The Honorable Henry Coke Morgan, Jr., on September 11, 2019 at 11:00 a.m., at the Walter E. Hoffman United States Courthouse, 600 Granby Street, Norfolk, VA 23510. At the Fee Approval Hearing, the Virginia Court will, among other things: (a) determine whether the application by Plaintiff RSL for an award of attorneys’ fees and expenses should be approved; (b) hear and consider any objections to Plaintiff RSL’s application for an award of attorneys’ fees and expenses; and (c) consider any other matters that may properly be brought before the Virginia Court.

Any shareholder who owns Liberty Tax common stock as of March 14, 2019 and who continues to own Liberty Tax common stock on the date of the hearing in the Virginia Court (a “Current Liberty Tax Stockholder”) may object to Plaintiff RSL’s Counsel’s application for an award of attorneys’ fees and reimbursement of litigation expenses. Objections must be in writing. Current Liberty Tax Stockholders must file any written objection, together with copies of all other papers and briefs supporting the objection, with the Clerk’s Office at the United States District Court for the Eastern District of Virginia at the Walter E. Hoffman U.S. Courthouse, 600 Granby Street, Norfolk, VA 23510 fourteen (14) days before the Fee Approval Hearing. Any objection: (a) must state the name, address and telephone number of the person or entity objecting and, if represented by counsel, the name, address and telephone number of his, her or its counsel; (b) must be signed by the objector; (c) must contain a written, specific statement of the objection or objections, and the specific reasons for each objection, including any legal and evidentiary support the objector wishes to bring to the Virginia Court’s attention; (d) must state the objection is being filed with respect to “RSL Senior Partners, LLC v. Brunot, et al., Case No. 2:18-cv-127 (HCM/DEM)”; and (e) must demonstrate that the objector is a current record holder or beneficial owner of Liberty Tax common stock by including documents sufficient to prove that the objector currently owns shares of Liberty Tax common stock and owned shares of Liberty Tax common stock as of March 14, 2019. Current Liberty Tax Stockholders must also serve the papers on Plaintiff RSL’s Counsel and Representative Defendants’ Counsel by hand or overnight delivery at the addresses set forth below so that the papers are received on or before fourteen (14) days before the Fee Approval Hearing:

Timothy Brown, Esq.	Tariq Mundiya, Esq.
The Brown Law Firm, P.C.	Willkie Farr & Gallagher LLP
240 Townsend Square	787 7th Avenue
Oyster Bay, NY 11771	New York, NY 10019
Plaintiff’s Counsel	Representative Defendants’ Counsel

Unless the Virginia Court orders otherwise, any Current Liberty Tax Stockholder who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the Fee Application. Current Liberty Tax Stockholders do not need to appear at the Fee Approval Hearing or take any other action to indicate their approval.

Any reply by Plaintiff to such an objection shall be due seven (7) days before the Fee Approval Hearing.

The Virginia Court reserves the right to adjourn the date of the Fee Approval Hearing or modify any other dates set forth herein without further notice to Current Liberty Tax Stockholders. The Virginia Court may grant the Fee Application, with such modifications as may be agreed to by the parties to the instant action, if appropriate, without further notice to Current Liberty Tax Stockholders.

Summary of the Virginia Derivative and Securities Litigation

RSL Senior Partners LLC (“Plaintiff RSL”), derivatively and on behalf of Liberty Tax, Inc. v. Edward L. Brunot, John T. Hewitt, Kathleen E. Donovan, Gordon D’Angelo, John Garel, Thomas Herskovits, Robert M. Howard, Ross N. Longfield. Steven Ibbotson, Ellen M. McDowell, Nicole Ossenfort, George Robson and John Seal and Liberty Tax. Inc. (Nominal Defendant), Case No. 18 cv 127, filed on March 7, 2018 in the United States District Court for the Eastern District of Virginia (the “Virginia Action”). Plaintiff RSL makes derivative claims on behalf of the Company seeking to address the alleged wrongs of the Company’s directors and officers. The complaint, which contains allegations that are substantially similar to the allegations in the Delaware Action, asserts claims under Section 14(a) of the Exchange Act, 10(b) and 10b-5 and 20(a) of the Exchange Act, breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets. The Complaint seeks the following relief: (a) declaring that Plaintiff may maintain this action on behalf of the Company, and that Plaintiff is an adequate representative of the Company; (b) declaring that the Individual Defendants have breached and/or aided and abetted the breach of their fiduciary duties to the Company; (c)  determining and awarding to the Company the damages sustained by it as a result of the violations set forth above from each of the Individual Defendants, jointly and severally, together with pre-judgment and post-judgment interest thereon;  (d)  directing the Company and the Individual Defendants to take all necessary actions to reform and improve its corporate governance and internal procedures to comply with applicable laws and to protect the Company and its shareholders from a repeat of the damaging events (e) awarding the Company restitution from Individual Defendants; and (f) awarding Plaintiff the costs and disbursements of the action, including reasonable attorneys’ and experts’ fees, costs, and expenses.

On July 30, 2018, various motions were filed: (i) Defendants Hewitt, McDowell, Ossenfort and Seal collectively moved to dismiss the Complaint; (ii) Defendants Garel, Herskovits, Howard, Ibbotson, Longfield, and Robson collectively moved to dismiss the Complaint; (iii) Defendants Brunot and Donovan collectively moved to dismiss the Complaint; (iv) Company moved to stay the action. On August 31, 2018, Plaintiff RSL filed 4 briefs opposing each of the motions to dismiss and the motion to stay. On September 10, 2018, Defendants and the Company filed reply briefs in support of their respective motions.

No claim or relief is asserted against the Company, which is named solely as a Nominal Defendant.

*       *      *

Settlement of the Delaware and Virginia Actions is expressly not to be construed as an admission of wrongdoing or liability by any defendant. The defendants have vigorously denied, and continue to vigorously deny, any wrongdoing or liability with respect to the facts and claims asserted, or which could have been asserted, in the Delaware or Virginia Actions, including that they have committed any violations of law or breach of fiduciary duty, aided and abetted any violations of law or breaches of fiduciary duty, acted improperly in any way or have any liability or owe any damages of any kind to the plaintiff or to the purported class.  Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality under the federal securities laws, state fiduciary law or any other law, statute, rule or regulation of any of the disclosures set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Stipulation and Agreement of Settlement and Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: May 13, 2019	By:	/s/ Nicole Ossenfort
Nicole Ossenfort
President and Chief Executive Officer